Exhibit 10.16

EXHIBIT F TO GLOBAL

RESTRUCTURING AGREEMENT

First Amended and Restated Bylaws of

Visa U.S.A. Inc.

Amended and Restated as of [•], 2007

(i)

(ii)

(iii)

Section 12.02.	Checks	47
Section 12.03.	Fiscal Year	47
Section 12.04.	Seal	47
Section 12.05.	Annual Audit	47
Section 12.06.	Method of Accounting	47

(iv)

ARTICLE I

Offices

Section 1.01. Registered Office. The registered office of Visa U.S.A. Inc. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.02. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

ARTICLE II

Membership

Section 2.01. Eligibility. Application for membership in the Corporation may be made by any organization which desires to participate in the Corporation’s Payment Services (as defined below); is empowered to perform all of the functions for which it applies pursuant to the Bylaws and to otherwise comply with these Bylaws and Operating Regulations (as defined below); and is:

(a) Organized under the laws of the United States, or any state or territory thereof, as a financial institution eligible for federal deposit or share insurance; or

(b) Wholly owned by one or more organizations described in Section 2.01(a), at least one of which is a member, and solely engaged in activities which its parents are authorized to perform and primarily engaged in the bank card, TravelMoney and/or travelers cheque business; or

(c) A holding company having at least 66-2/3% of its assets consisting of the voting stock of organizations described in Section 2.01(a) of these Bylaws and Section 2.01(a) of the Bylaws of Visa International Service Association, a Delaware corporation (“Visa International”) as in effect on January 1, 2006 (the “Visa International Bylaws”); or

(d) An organization wholly owned by one or more holding companies described in Section 2.01(c) above and is solely engaged in the bank card and/or travelers cheque business and related activities; or

(e) Wholly owned by (i) one or more organizations described in Section 2.01(b) or 2.01(d) and is solely engaged in the bank card and/or travelers cheque business, (ii) a trade association, the entire membership of which is comprised of organizations described in Section 2.0l(a) and is solely engaged in the processing of bank card and/or travelers cheque transactions, or (iii) a holding company which is a wholly-owned subsidiary of a trade association described in (ii) above, provided the activities of such holding company are limited to the ownership of organizations which are engaged exclusively in activities in which the members of such trade association, themselves, are authorized to participate, and is solely engaged in the bank card and/or travelers cheque business; or

(f) A member of Visa International (or its owners or members) which operates a Visa Card, TravelMoney and/or travelers cheque program within the United States; provided that the rights of such member in the Corporation shall be limited to the right of Visa International to have its Chief Executive Officer serve as an ex officio non-voting member of the Board of Directors pursuant to Section 5; or

(g) An organization which operates a debit Card interchange system and which is wholly owned by more than one organization described in Sections 2.01(a), 2.01(b), 2.01(c), 2.01(d) or 2.01(e). The restrictions on activities contained in Sections 2.01(b) and 2.01(d) above and the requirement in Section 2.01(b) that one owner organization be a member shall not apply to subsidiaries which are separately incorporated pursuant to regulatory limitations or for tax purposes and are solely engaged in activities related to banking; or

(h) An organization of which not less than eight percent (80%) of the voting power is owned by one organization described in Section 2.01(a), and solely engaged in activities which its parents are authorized to perform and primarily engaged in the bank card, TravelMoney and/or travelers cheque business; or

(i) A Foreign Banking Organization that is (i) a branch or wholly owned agency of a Principal Member of Visa International or of an equivalent member of a Regional or National Group Member that qualifies for membership pursuant to Section 2.01(a) of the Visa International Bylaws and (ii) is wholly owned by an organization whose business, including all affiliates, is primarily outside the U.S. Region.

(j) Only organizations described in Sections 2.01(a), 2.01(c) and 2.01(f) of the Bylaws or organizations wholly owned by one member described in such sections may participate as a TravelMoney Issuer.

The terms of this Section 2.01 shall not be amended, altered or repealed, including by merger, consolidation or otherwise, without the affirmative consent of members holding two-thirds of the outstanding votes of the Specified Voting Members (as defined in the Certificate of Incorporation).

Section 2.02. Application for Membership. Application shall (unless otherwise provided for herein) be made to the Corporation which shall pass upon and accept or reject all applications for membership in its sole discretion. Application for membership shall be submitted in such form as shall be approved from time to time by the president or any vice president of the Corporation, and shall be executed on behalf of the applicant by one of its officers that is duly authorized to make such application and having the equivalent rank of at least senior vice president. Application for and acceptance of membership in the Corporation shall bind the applicant to abide by the provisions of the Certificate of Incorporation, these Bylaws and the Operating Regulations in effect from time to time, and to perform in a sound and safe manner applicable activities required or permitted thereunder as a condition of membership in the Corporation. Equity Members (as defined herein) need not make application to the Corporation.

Section 2.03. General Obligations of Membership. Every member shall participate in the Corporation’s Payment Services in one or more categories of membership. Section 2.04 of the Bylaws specifies the functions authorized and the attendant obligations for each category of membership. A member shall have the rights and obligations of all categories in which it participates with the consent of the Corporation.

(a) As used in the Bylaws:

(1) To “acquire” means for a member to enter into direct contractual relationships with merchants, acting either for itself or on behalf of another member, for the honoring of Cards, and maintaining and servicing such relationships;

(2) “Affiliate” shall have the meaning set forth in the Federal Bank Holding Company Act of 1956, as amended, 12 USC 1841(a)(2) and (k) as in effect on the date hereof;

(3) An “agent” means any contractor, including Processors, and any subcontractors, whether a member or non-member, engaged by a member to provide services or to act on behalf of the member in connection with the Corporation’s Payment Services;

(4) “ATM” means automated teller machine;

(5) “Biller” means a person or entity that is the intended recipient of bill payments processed by the Corporation’s Electronic Exchange Service;

(6) “Biller Member” means the member financial institution that has contracted directly with a Biller for the receipt of bill payments on behalf of Billers through the Corporation’s Electronic Exchange Service and for maintaining and servicing such relationship;

(7) “BIN” means a bank identification number designated by the Corporation to identify a financial institution;

(8) “BIN Licensee” means the member, or a non-member that is designated as a Processor by a member, which is allocated responsibility by the Corporation for a specific BIN in accordance with the Bylaws and Operating Regulations;

(9) “Bylaws” means these Bylaws of the Corporation, as amended from time to time, unless otherwise specified;

(10) “Card” means cards or other payment services regardless of the means of delivery and bearing one or more service marks adopted by the Corporation;

(11) “Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as in effect on the date hereof;

(12) “Cheques” means travelers cheques bearing one or more service marks adopted by the Corporation;

(13) “Control” shall have the meaning set forth in the Federal Bank Holding Company Act of 1956, as amended, 12 USC 1841(a)(2) and (k) as in effect on the date hereof;

(14) “Corporation’s Payment Services” means the business, products, systems and services provided by the Corporation and its members to their customers in connection with the Corporation’s service marks; and the Corporation’s electronic banking service;

(15) “Customer” means a person or entity that uses the Corporation’s electronic banking service pursuant to an agreement with a Customer Member;

(16) “Customer Member” means a member financial institution that contracts directly with Customers to provide them the use of the Corporation’s electronic banking service;

(17) “Electronic banking service” means the Corporation’s processing of remote banking and bill payment transactions and ancillary services;

(18) “Electronic Exchange Service” means the Corporation’s electronic system for authorization, clearing and settlement of bill payment transactions and related electronic data interchange;

(19) “Equity Member” shall mean each Equity Principal Member, Equity Acquirer Member, Equity Administrative Member, Equity Cheque Issuer Member, Equity Group Member and Equity Associate Member;

(20) “Equity Membership Interest” shall mean the equity membership interest of each Equity Member in the Corporation;

(21) To “issue”

(i)	Cards means to enter into direct contractual relationships as the principal party with holders of Cards, to maintain and service such relationships, and either (i) extend credit to and collect credit from such holders of Cards, (ii) purchase accounts receivable due from and collect balances of such accounts from holders of Cards, (iii) debit deposit accounts of such holders of Cards in connection with transactions arising out of the use of such Cards, or (iv) guarantee the payment of checks or similar instruments through the use of such Cards;

(ii)	TravelMoney means to enter into direct contractual relationships as the principal party with holders of TravelMoney cards and to maintain and service such relationships, including by cashing out and replacing TravelMoney cards directly or through designated members and non-members;

(22) “Non-Equity Member” shall mean each member of the Corporation other than an Equity Member;

(23) “Non-Equity Membership Interest” shall mean the rights and interests of each Non-Equity Member in the Corporation as provided in the Certificate of Incorporation and these By-Laws;

(24) “Operating Regulations” means the Operating Regulations of the Corporation U.S.A. Inc. (including Operating Regulations relating to the electronic banking service) as they may be amended from time to time, unless otherwise specified;

(25) To “Process” or “Processing” means having a direct connection to VisaNet or any other data processing systems that the Corporation may designate, interchanging evidence of transactions and/or providing authorization service with respect to transactions arising out of the use of Cards or the Corporation’s electronic banking service;

(26) A “Processor” is an entity, either member or non-member, performing Processing functions as designated by a member;

(27) To “sponsor” a member means to assume responsibility for that member’s performance or non-performance in accordance with the Certificate of Incorporation, Bylaws and Operating Regulations, including without limitation all financial obligations which such sponsored member incurs pursuant thereto, except as limited in accordance with the express provisions of the Bylaws and Operating Regulations;

(28) A “sponsored member” is any member whose right to participate in the Corporation’s Payment Services is pursuant to the sponsorship of another member in accordance with the Bylaws and Operating Regulations; and

(29) “TravelMoney” means a card, bearing one or more service marks designated by the Corporation for such use, that is to be used solely to obtain cash disbursements.

(b) In addition to the specific requirements for each category of membership stated in Section 2.04 of the Bylaws, every member, as conditions of membership:

(1) Shall comply with the Certificate of Incorporation, the Bylaws and the Operating Regulations, and all amendments to any of them, and have the rights and privileges and duties, responsibilities and obligations stated therein;

(2) Shall actively promote the Corporation’s Payment Services consistently with each category of membership elected;

(3) Shall be responsible for compliance with all federal, state and local laws which apply to the member’s participation in the business, products and services of the Corporation;

(4) Shall act in good faith and in a sound and safe manner in discharging its duties, obligations and responsibilities under, and performing any act authorized or required by, the Certificate of Incorporation, the Bylaws and the Operating Regulations;

(5) Shall, in accordance with Operating Regulations, notify the Corporation of any member it sponsors and of any Processors and other agents which it engages or which its sponsored members are authorized to engage to provide services in connection with their participation in the Corporation’s Payment Services;

(6) Shall have responsibility to the Corporation in accordance with the Certificate of Incorporation, Bylaws and Operating Regulations for the proper performance of membership functions by its sponsored members and by agents, including Processors, which the member or its sponsored members engage in connection with the Corporation’s Payment Services;

(7) Shall be responsible for the proper performance pursuant to the Bylaws and Operating Regulations of each of its merchants; and

(8) Shall not, if the member participates in another card, travelers cheque, electronic banking or bill-payment system, injure the Corporation’s Payment Services, appropriate any proprietary or confidential information of the Corporation’s Payment Services for the benefit of the other system, intentionally provide inferior service with respect to, or otherwise discriminate against the Corporation’s Payment Services.

(c) A member described in Section 2.01(g) is not empowered to perform or authorize its members or owners to perform any functions with respect to Cards, except that with respect to Cards and/or marks associated with the Electron card program, such a member and its owners or members may participate in the Corporation’s Payment Services only as a Debit Interchange Member as defined in Section 2.04(g) of the Bylaws.

(d) Notwithstanding Section 4.03 of the Bylaws, a member (including for this purpose its Affiliates) that issues and/or sponsors another non-Affiliate institution for issuance of point-of-sale debit cards in the MasterCard International program may not cast votes arising from issuance of the Corporation’s point-of-sale debit cards if it exercises voting rights in MasterCard arising from such issuance of the corresponding MasterCard point-of-sale debit cards.

(e) A trade association described in Section 2.01(e)(ii) or a holding company subsidiary described in Section 2.01(e)(iii) may perform functions only in the Administrative Member category as defined in Section 2.04(c) or Group Member category as defined in Section 2.04(k) of the Bylaws.

(f) The Corporation may reclassify members into one or more categories of membership as defined in Section 2.04 of the Bylaws to reflect the members’ eligibility and activities. The Corporation shall give each member written notice of such reclassification, in accordance with procedures adopted by the Board of Directors. Upon such notification, a member shall participate in the Corporation’s Payment Services in accordance with such categories, unless and until its election of alternate categories has been accepted by the Corporation in accordance with the Bylaws.

(g) A member not eligible under Sections 2.01(a) or 2.01(c) which primarily functions as a debit interchange network shall participate only in the Debit Interchange Member or Cash Disbursement Participant categories of membership.

(h) Only organizations described in Sections 2.01(a) or 2.01(c) of the Bylaws or organizations wholly owned by one member described in such sections may participate in the categories of Principal Member, Acquirer Member, Associate and Acquiring Associate.

(i) A member eligible only under Section 2.01(h) may participate only in the Acquirer and Acquiring Associate categories of membership.

(j) A member eligible only under Section 2.01(i) may participate only in the Foreign Banking Organization category of membership.

From and after the date hereof, the terms of this Section 2.03 shall not be amended, altered or repealed, including by merger, consolidation or otherwise, without the approval of seventy-five percent (75%) of the voting members of the Board of Directors.

Section 2.04. Categories of Certain Memberships. In its application to the Corporation (if one is required hereunder), or upon prior written notice to the Corporation, a member shall elect to participate in one or more of the categories described in this Section. Members shall engage in (or appoint agents to engage in) only those functions which are expressly designated for the categories for which its application or election has been accepted by the Corporation. A member may change its elected categories in accordance with procedures adopted by the Corporation. A member may not simultaneously participate as a:

Principal and Acquirer;

Associate and Acquiring Associate;

Acquirer and Acquiring Associate; or

Debit Interchange and Cash Disbursement Participant.

(a) Principal Member. As conditions of membership, a Principal Member:

(1) Shall comply with the obligations of all members as stated in Section 2.03 of the Bylaws;

(2) Shall issue Cards bearing the Visa service mark or other marks adopted by the Corporation, which requirement may be satisfied by the issuance of Cards by its Affiliates which are members;

(3) May acquire transactions on Cards and display at merchants’ locations the service marks designated by the Corporation to indicate Card acceptance;

(4) Shall provide cash disbursement services to holders of Cards;

(5) May solicit holders of Cards and/or acquiring relationships on behalf of other members authorized by the Bylaws to perform such functions, but shall not solicit credit cardholder relationships on behalf of another member except through participation also as a Credit Participant Member;

(6) May act as a Customer Member entering into agreements directly with, and providing services directly or through agents appointed in accordance with the Operating Regulations, to Customers in connection with the Corporation’s electronic banking service;

(7) May act as a Biller Member entering into agreements directly with, and providing services directly or through agents appointed in accordance with the Operating Regulations, to Billers in connection with the Corporation’s electronic banking service;

(8) May sponsor members in the Associate, Acquiring Associate, Credit Participant, Debit Participant and Cash Disbursement Participant categories;

(9) Shall submit operating certificates and other information and pay all fees and penalties as the Corporation may require in accordance with the Bylaws and the Operating Regulations;

(10) May act as or designate a Processor in accordance with the Operating Regulations and other requirements established by the Corporation for itself and for other members; and

(11) Except with respect to any Specified Settlements, as provided in the Certificate of Incorporation, may not vote on any matter submitted to the vote of the members pursuant to the Certificate of Incorporation and the Bylaws.

(b) Acquirer Member. As conditions of membership, an Acquirer Member:

(1) Shall comply with the obligations of all members as stated in Section 2.03 of the Bylaws;

(2) Shall, or shall sponsor members which, acquire transactions on Cards, and display at merchants’ locations the service marks designated by the Corporation to indicate Card acceptance in accordance with the Operating Regulations;

(3) May solicit acquiring relationships with merchants on behalf of other members;

(4) Shall not issue Cards or solicit cardholder relationships on behalf of other members;

(5) Shall provide cash disbursement services to holders of Cards;

(6) May act as a Biller Member entering into agreements directly with, and providing services directly or through agents appointed in accordance with the Operating Regulations, to Billers in connection with the Corporation’s electronic banking service;

(7) May sponsor, in accordance with the Operating Regulations, (i) Acquiring Associate Members, (ii) Credit Participant Members, but may authorize such members only to enter into acquiring relationships and to provide cash disbursement services to holders of Cards, and (iii) Cash Disbursement Participant Members;

(8) Shall submit operating certificates and other information and timely pay all fees as the Corporation may require in accordance with the Bylaws and Operating Regulations;

(9) May act as or designate a Processor in accordance with the requirements established by the Corporation pursuant to the Operating Regulations for itself and for other members; and

(10) Except with respect to any Specified Settlements, as provided in the Certificate of Incorporation, may not vote on any matter submitted to the members pursuant to the Certificate of Incorporation and Bylaws.

(c) Administrative Member. As conditions of membership, an Administrative Member:

(1) Shall comply with the obligations of all members as stated in Section 2.03 of the Bylaws;

(2) Shall not issue Cards or act as a Customer Member, unless it is a member in another category which is authorized to do so pursuant to the Bylaws;

(3) Shall not (i) acquire transactions on Cards or (ii) act as a Biller Member unless it is a member in another category authorized to do so pursuant to the Bylaws;

(4) May solicit holders of Cards and/or acquiring relationships only on behalf of members which it sponsors;

(5) Shall provide cash disbursement services to cardholders through its facilities which are open to retail customers, unless prohibited by law;

(6) May sponsor members only in the Associate and Acquiring Associate categories, in accordance with the Operating Regulations;

(7) Shall submit operating certificates and other information and pay all fees and penalties as the Corporation may require in accordance with the Bylaws and Operating Regulations;

(8) May act as or designate a Processor for any other members of the Corporation in accordance with the Operating Regulations and other requirements established by the Corporation; and

(9) Except with respect to any Specified Settlements, as provided in the Certificate of Incorporation, may not vote on any matter submitted to the vote of the members pursuant to the Certificate of Incorporation and the Bylaws.

(d) Associate Member. As conditions of membership, an Associate Member:

(1) Shall comply with the obligations of all members as stated in Section 2.03 of the Bylaws;

(2) Shall issue Cards bearing the Visa service mark;

(3) May acquire transactions on Cards and display at merchants’ locations the service marks designated by the Corporation to indicate Card acceptance;

(4) May solicit holders of Cards and/or acquiring relationships on behalf of other members authorized by the Bylaws to perform those functions, but shall not solicit credit cardholder relationships on behalf of another member except through participation also as a Credit Participant Member;

(5) Shall provide cash disbursement services to holders of Cards;

(6) May, with the prior approval of its sponsor, act as a Customer Member entering into agreements directly with, and providing services directly or through agents appointed in accordance with the Operating Regulations, to Customers in connection with the Corporation’s electronic banking service;

(7) May, with the prior approval of its sponsor, act as a Biller Member entering into agreements directly with, and providing services directly or through agents appointed in accordance with the Operating Regulations, to Billers in connection with the Corporation’s electronic banking service;

(8) Shall at all times be sponsored for membership in this category by a Principal, Administrative, or Debit Interchange Member;

(9) Shall not sponsor any member;

(10) Shall not have sales volume as defined in Section 3.03 of the Bylaws of more than $7 million in the first calendar quarter of any year;

(11) May act as or designate a Processor for its own transactions, in accordance with the requirements established by the Corporation pursuant to the Operating Regulations, but shall not act as a Processor for any other member; and

(12) Except with respect to any Specified Settlements, as provided in the Certificate of Incorporation, shall have no right to vote on any matter submitted to the members.

(e) Acquiring Associate Member. As conditions of membership, an Acquiring Associate Member:

(1) Shall comply with the obligations of all members as stated in Section 2.03 of the Bylaws;

(2) Shall not issue Cards or solicit cardholder relationships on behalf of other members;

(3) Shall acquire transactions on Cards and display at merchants’ locations the service marks designated by the Corporation to indicate such acceptance in accordance with the Operating Regulations;

(4) May solicit acquiring relationships with merchants on behalf of its sponsor, but not on behalf of other members;

(5) Shall provide cash disbursement services to holders of Cards;

(6) May, with the prior approval of its sponsor, act as a Biller Member entering into agreements directly with, and providing services directly or through agents appointed in accordance with the Operating Regulations, to Billers in connection with the Corporation’s electronic banking service;

(7) Shall at all times be sponsored by a Principal, Acquirer, Administrative, or Debit Interchange Member;

(8) Shall not sponsor other members;

(9) May act as or designate a Processor, in accordance with the requirements established by the Corporation pursuant to the Operating Regulations, solely for itself;

(10) Shall not have sales volume as defined in Section 3.03 of the Bylaws of more than $7 million in the first calendar quarter of any year; and

(11) Shall have no right to vote on any matters submitted to the membership.

(f) Cheque Issuer; TravelMoney Issuer Member. As conditions of membership, a Cheque Issuer Member:

(1) Shall comply with the obligations of all members as stated in Section 2.03 of the Bylaws;

(2) Shall with respect to Cheques, comply with the Visa International Travelers Cheque Operating Regulations which, as amended from time to time, shall be considered Operating Regulations;

(3) Shall (i) issue Cheques bearing the service marks designated for use in connection with travelers cheques and sell, cash and refund Cheques; or (ii) with the prior approval of the Corporation and of Visa International, issue TravelMoney bearing the service marks designated for use in connection with TravelMoney and sell, cash out and replace TravelMoney;

(4) May designate, in accordance with the Operating Regulations, other members and non-members to sell, cash and refund Cheques; and/or to sell, cash out and replace TravelMoney;

(5) May provide cash disbursement services to holders of Cards in accordance with the Operating Regulations;

(6) Shall not engage in any activities in connection with Cards (other than travelers cheques and cash disbursements) or sponsor another member for any purpose unless it is a member in another category authorized to engage in such functions pursuant to the Bylaws;

(7) Shall submit operating certificates and other information and pay all fees and penalties as the Corporation may require in accordance with the Bylaws and Operating Regulations; and

(8) Except with respect to any Specified Settlement, as provided in the Certificate of Incorporation, may not vote on any matter submitted to the vote of the members pursuant to the Certificate of Incorporation and the Bylaws.

(g) Debit Interchange Member. As conditions of membership, a Debit Interchange Member:

(1) Shall comply with the obligations of all members as stated in Section 2.03 of the Bylaws;

(2) May provide cash disbursements to holders of Cards through its ATMs which are open to retail customers;

(3) May authorize its members or owners to provide cash disbursements on Cards through ATMs which they own or operate, whether or not such owners or members are members of the Corporation;

(4) Shall not provide cash disbursements manually;

(5) Shall not issue Cards;

(6) Shall not acquire transactions on Cards;

(7) May solicit holders of Cards/acquirer relationships only on behalf of other members which it sponsors;

(8) May sponsor, in accordance with the Operating Regulations, only (i) Cash Disbursement Participant Members and may authorize such members to provide cash disbursements on Cards through ATMs, but may not authorize such members to provide manual cash disbursements on Cards; and (ii) Associate Members and Acquirer Associate Members;

(9) Shall submit operating certificates and other information and pay all fees and penalties as the Corporation may require in accordance with the Bylaws and Operating Regulations;

(10) May act as or designate a Processor for any other members of the Corporation, in accordance with the Operating Regulations and other requirements of the Corporation; and

(11) Shall not have rights to vote on any matter submitted to the members.

(h) Credit Participant Member. As conditions of membership, a Credit Participant Member:

(1) Shall comply with the obligations of all members as stated in Section 2.03 of these Bylaws;

(2) May, with the prior approval of a sponsor in the Principal or Group Member categories, issue Cards bearing the Visa service marks and/or with such prior approval act as a Customer Member entering into agreements directly with, and providing services directly or through agents appointed in accordance with the Operating Regulations, to Customers in connection with the Corporation’s electronic banking service;

(3) May solicit cardholder relationships on behalf of its sponsor(s) which are Principal Members and have designated the member to engage in such functions on their behalf in accordance with the Bylaws, Operating Regulations and procedures established by the Corporation;

(4) May, with the prior approval of its sponsor(s), (i) acquire transactions on Cards and display at merchants’ locations the service marks designated by the Corporation to indicate Card acceptance, (ii) solicit acquiring relationships on behalf of its sponsor(s), in accordance with the Bylaws, Operating Regulations and procedures established by the Corporation and may act as a Biller Member entering into agreements directly with, and providing services directly or through agents appointed in accordance with the Operating Regulations, to Billers in connection with the Corporation’s electronic banking service;

(5) Shall provide cash disbursement services to holders of Cards;

(6) Shall at all times be sponsored for membership in this category by one or more Principal, Group Member, and/or for the purpose only of acquiring transactions, acting as a Biller Member and/or providing cash disbursements on Cards, Acquirer Members;

(7) Shall not sponsor any other member;

(8) Shall not have sales volume as defined in Section 3.03 of the Bylaws of more than $7 million in the first calendar quarter of any year except that Credit Participant Members sponsored by Principal Members may exclude sales volume on Cards bearing the marks of their Affiliates that meet the requirements for participation in affinity Card programs pursuant to Operating Regulations;

(9) Shall not act as a Processor, but shall have its transactions processed only in accordance with the designation of its sponsor(s);

(10) May appoint agents for the solicitation of holders of Cards and/or acquiring relationships on its behalf only with the prior written authorization of its sponsor; and

(11) Shall not have any right to vote on any matter submitted to the members.

(i) Debit Participant Member. As conditions of membership, a Debit Participant Member:

(1) Shall comply with the obligations of all members as stated in Section 2.03 of the Bylaws;

(2) Shall issue debit Cards bearing the Visa service mark and/or with the prior approval of its sponsor(s) act as a Customer Member entering into agreements directly with, and providing services directly or through agents appointed in accordance with the Operating Regulations, to Customers in connection with the Corporation’s electronic banking service;

(3) Shall not issue credit Cards or solicit cardholder relationships on behalf of other members;

(4) May, with the prior approval of its sponsor(s), (i) acquire transactions on Cards and display at merchants’ locations the service marks designated by the Corporation to indicate Card acceptance, (ii) solicit acquiring relationships on behalf of its sponsor(s), and (iii) act as a Biller Member entering into agreements directly with, and providing services directly or through agents appointed in accordance with the Operating Regulations, to Billers in connection with the Corporation’s electronic banking service, in accordance with the Bylaws, Operating Regulations and procedures established by the Corporation;

(5) Shall provide cash disbursement services to holders of Cards;

(6) Shall at all times be sponsored for membership in this category by one or more Principal and/or Group Members, and may also be sponsored by Acquirer Member(s) for the acquiring, cash disbursement and Biller Member functions;

(7) Shall not sponsor any other member;

(8) Shall not have sales volume as defined in Section 3.03 of the Bylaws of more than $7 million in the first quarter of any year unless sponsored by an Affiliate;

(9) Shall not act as a Processor, but shall have its transactions processed only in accordance with the designation of its sponsor;

(10) Shall appoint agents for the solicitation of acquiring relationships on its behalf only with the prior written authorization of its sponsor; and

(11) Shall not have rights to vote on any matter submitted to the members.

(j) Cash Disbursement Participant Member. As conditions of membership, a Cash Disbursement Participant Member:

(1) Shall comply with the obligations of all members as stated in Section 2.03 of the Bylaws;

(2) Shall provide cash disbursement services to holders of Cards either manually or through ATMs or both, only with the approval for each mode of service of its sponsor and the Corporation, in accordance with the Bylaws, Operating Regulations and procedures established by the Corporation;

(3) Shall not issue Cards or solicit cardholder relationships or participate in the Corporation’s electronic banking service;

(4) Shall not acquire transactions on Cards or solicit acquiring relationships on behalf of other members;

(5) Shall be sponsored at all times for membership in this category by a Principal, Group or Acquirer Member, except that if the member provides cash disbursements only through ATMs, it may be sponsored by a Debit Interchange Member;

(6) Shall not sponsor any other member;

(7) May act as or designate a Processor in accordance with the requirements established by the Corporation pursuant to the Operating Regulations solely in connection with its own cash disbursement services;

(8) Shall appoint Processors only with the prior written authorization of its sponsor; and

(9) Shall not have rights to vote on any matter submitted to the members.

(k) Group Member. As conditions of membership, a Group Member:

(1) Shall comply with the obligations of all members as stated in Section 2.03 of the Bylaws;

(2) Shall not issue Cards;

(3) Shall not acquire transactions on Cards;

(4) May solicit cardholder, acquiring Customer Member and/or Biller Member relationships only on behalf of members which it sponsors;

(5) May sponsor members only in the Credit Participant, Debit Participant and Cash Disbursement Participant categories, in accordance with the Operating Regulations;

(6) Shall submit operating certificates and other information and pay all fees and penalties as the Corporation may require in accordance with the Bylaws and Operating Regulations;

(7) May act as or designate a Processor for any other members of the Corporation in accordance with the Operating Regulations and other requirements established by the Corporation; and

(8) Except with respect to any Specified Settlement, as provided in the Certificate of Incorporation, may not vote on any matter submitted to the vote of the members pursuant to the Certificate of Incorporation and the Bylaws.

(l) Foreign Banking Organization Member. As conditions of membership, a Foreign Banking Organization Member:

(1) Shall comply with the obligations of all members as stated in Section 2.03 of the Bylaws;

(2) Shall be sponsored at all times for membership in this category by the Visa International Region in which it or its owner is a Principal Member and if it is a subsidiary agency, shall also be sponsored by its Principal Member owner;

(3) Shall issue Cards bearing the Visa service marks, to the extent that members of the Corporation are permitted to issue Cards of similar type in the Foreign Banking Organization’s home country pursuant to applicable local operating regulations, policies, laws and regulations;

(4) May acquire transactions on Cards and display at merchant’s locations the service marks designated by the Corporation to indicate Card acceptance;

(5) Shall not sponsor any other member;

(6) May act as or designate a Processor solely for Cards that it issues.

(7) Shall submit operating certificates and other information and pay all fees and penalties as the Corporation may require in accordance with the Bylaws and the Operating Regulations; and

(8) Shall have no right to vote on any matter submitted to the members.

(m) Equity Members. Each Equity Member shall be entitled to the rights of its applicable category of Equity Membership as set forth in the Certificate of Incorporation. For the avoidance of doubt, except with respect to any Specified Settlements, the Equity Members shall be the sole members of the Corporation entitled to vote on any matter submitted to a vote of the members pursuant to the Certificate of Incorporation or these Bylaws, and the Equity Members shall be the sole members entitled to participate in any dividends or distributions to members in respect of their membership interest in the Corporation, or to receive any assets of the corporation upon a dissolution or other winding up of the Corporation.

From and after the date hereof, the terms of this Section 2.04 shall not be amended, altered or repealed, including by merger, consolidation or otherwise, without the approval of seventy-five percent (75%) of the voting members of the Board of Directors.

Section 2.05. Indemnification. (a) Each member shall indemnify and hold harmless the Corporation and its directors, including Ex-Officio Directors, officers, employees and agents for any and all costs, damages, liabilities, fees and expenses they incur on account of any settlement or other losses attributable to any performance or non-performance under the Certificate of Incorporation, the Bylaws, the Operating Regulations or other agreement with the Corporation, as they may be amended from time to time:

(1) of such member;

(2) of other members, that are sponsored by such member or members, in which case such liability shall be joint and several, except to the extent such indemnity is limited by Section 2.05(b) of the Bylaws;

(3) arising from any transactions, drafts or other instruments using the BIN for which the member is the BIN Licensee; and

(4) of agents, including Processors, which the member or its sponsored members engage in connection with the Corporation’s Payment Services.

(b) The liabilities of members stated in Section 2.05(a) of the Bylaws are limited as stated below in this Section 2.05(b).

(1) A member may limit its liability arising under Section 2.05(a)(2) for its sponsored members (including for such sponsored members’ agents) in accordance with procedures stated in the Operating Regulations, provided the member exercises diligence to ensure that its sponsored members operate within such limits.

(2) A BIN Licensee may limit its liability arising under Section 2.05(a)(3) for unauthorized uses of its licensed BIN(s) pursuant to procedures in the Operating Regulations, provided the BIN Licensee exercises diligence to restrict use of its licensed BIN accordingly.

(3) A member’s liability for performance or non-performance of its sponsored Associate and Acquiring Associate Members shall be limited to submission of reports and payment of service fees and other fees and for penalties with respect to such reports and fees. This provision does not limit a member’s responsibility as a BIN Licensee.

(c) Notwithstanding the limitations stated in Sections 2.05(b)(1) and 2.05(b)(2) above:

(1) All members that use a BIN shall be jointly and severally liable pursuant to Section 2.05(a) of the Bylaws with respect to all transactions processed using such BIN if the BIN Licensee fails to meet its responsibilities under Section 2.05(a)(3) of the Bylaws. For purposes of this Section 2.05(c)(1), except for Associate and Acquiring Associate Members, (i) a sponsoring member shall have liability for its sponsored members’ use of BINs designated for such use by that sponsoring member; and (ii) a sponsored member shall not have liability as a user of a BIN licensed to its sponsor and which is designated by such sponsor for such sponsored member’s use in accordance with the Operating Regulations.

(2) All members that have appointed a Processor shall be jointly and severally liable for the failure of such Processor to meet its responsibilities for Unauthorized Use pursuant to Section 2.05(d)(2) of the Bylaws except members that have terminated their appointments of such Processor, pursuant to the Operating Regulations, effective prior to the date when such failure occurs.

(3) For purposes of this Section 2.05, Visa Interactive Inc. shall be considered a Processor appointed by those Members that engage Visa Interactive in accordance with the Operating Regulations.

(d) Members and Processors shall be liable for payment of indemnities owed to the Corporation as follows:

(1) When a member fails at any time to meet any obligation or duty to the Corporation pursuant to the Certificate of Incorporation, Bylaws, Operating Regulations or other agreement with the Corporation, such member and other members shall be liable to the Corporation in the following order of precedence:

(i) The member from whose performance or non-performance (including by its Processors or other agents) the loss arose; then

(ii) The member, if any, which sponsored the member above in item (i), subject to the limitations stated in Section 2.05(b); then

(iii) The BIN Licensee(s) of the BIN(s) used in transactions from which the liability for indemnity arose, subject to the limitations stated in Section 2.05(b); then

(iv) Other users, jointly and severally, of the BIN out of which the liability for indemnity arose, as defined in Section 2.05(c)(1) of the Bylaws, in the order determined by the Corporation.

(2) Losses arising from Unauthorized Uses shall be payable first by the member, if any, engaging in such Unauthorized Use. A Processor shall be liable to the Corporation for such losses which are not paid by such member promptly in accordance with the Operating Regulations, or for losses arising from Unauthorized Uses by non-members. If such losses are not paid by such Processor, then members shall be liable pursuant to Section 2.05(c)(2). As used in this Section 2.05(d)(2), “Unauthorized Use” means a transaction which:

(i) is not processed on behalf of a member which has designated the Processor in accordance with the Operating Regulations; or

(ii) is processed on behalf of a member but not within the scope of the member’s category of membership pursuant to Section 2.04 of the Bylaws; or

(iii) is not within the scope of activities which have been approved by the member, the member’s sponsor and by the Corporation, as applicable, in accordance with the Operating Regulations; or

(iv) is processed using a BIN which has not been designated by the BIN Licensee for such member’s use.

(3) Members (and Processors) shall remit, without setoff or deduction, amounts owed pursuant to this Section 2.05 in compliance with the Operating Regulations. The Corporation shall not be required to exhaust its remedies in collecting from one member (or Processor) before proceeding to collect from another member. In the event a member (or Processor) fails or refuses to remit such amounts, the member shall also be liable for the Corporation’s expenses incurred in collecting such amounts, including, without limitation, costs and expenses of legal action including attorneys’ fees and expenses.

(4) A member from which a collection is made pursuant to this Section 2.05(d) shall have a right of subrogation against all other members (or Processors) higher in the order of precedence pertinent to the obligations from which the collection arises, the sum of:

(i) the amount collected hereunder;

(ii) interest at the prime rate from the date of the collection;

(iii) all other direct damages caused by such member’s failure to pay such amounts as requested by the Corporation; and

(iv) all reasonable costs of collecting such amounts from such other members, including attorneys’ fees and expenses. Such reimbursement shall not be such member’s exclusive remedy against such other members.

(e) When a member is required by the Bylaws to be sponsored by another member, such sponsorship shall be in such form as shall be approved from time to time by the Corporation and such sponsor shall accept full responsibility for the proper performance by such sponsored member of all applicable requirements of the Certificate of Incorporation, these Bylaws and the Operating Regulations. A member may withdraw its sponsorship of another member by delivering written notice thereof to the principal office of the Corporation at least one hundred twenty (120) days prior to the effective date thereof. Such withdrawal of sponsorship shall not in any way limit the responsibility of the sponsoring member for proper performance of the sponsored member prior to the effective date thereof.

(f) The Corporation reserves the right to require any applicant for membership or member which is an organization described in Sections 2.01(b), 2.01(d), 2.01(e), 2.01(g), or 2.01(h) to deliver to the Corporation an indemnification, in such form as shall be approved from time to time by the Corporation, from one or more of its owners or members, as the case may be, whereby the owner(s) or member(s) agree to accept full responsibility for the proper performance by such applicant or member of all requirements of the Certificate of Incorporation, these Bylaws and the Operating Regulations.

(g) A sponsor shall provide to each of its sponsored members from time to time, as requested by the Corporation, designated information regarding the activities performed by sponsored members and the obligations and liabilities in connection therewith.

(h) Any member performing the function described in the Cheque Issuer; TravelMoney Issuer category of membership and which appoints respectively, an organization to sell its Cheques and/or cash and refund Cheques or sell, cash out and/or replace its TravelMoney cards shall thereby accept full responsibility for the proper performance of such activities in accordance with the Certificate of Incorporation, these Bylaws and the Operating Regulations.

(i) A Debit Interchange Member shall be fully responsible for the proper performance by its members or owners, except by Associate Members of the Corporation that it sponsors, of any functions described in Section 2.04 through participation in such organization in accordance with the Certificate of Incorporation, these Bylaws and the Operating Regulations.

(j) Each member shall be liable for and indemnify and hold harmless the Corporation from and against all claims for personal injury, property damage or other liabilities and losses asserted by any person or entity in connection with the member’s participation in the Corporation’s Payment Services, or any other products or services obtained by the member from or through the Corporation or in connection with the performance of any services by the Corporation for such member, including claims of the member’s agents, holders of Cards, merchants and customers.

(k) Each member’s responsibility to the Corporation for its own performance or for its sponsored member’s performance shall include responsibility for the proper performance by any agents or contractors, including Processors, engaged by the member or by members which it sponsors, including subagents or subcontractors.

Section 2.06. Acceptance of Members. The Corporation shall accept for membership any applicant which is prepared to and deemed by the Corporation, in its sole discretion, to be able to perform the obligations and functions of membership which it shall elect to perform pursuant to Section 2.04. The Corporation may consider whether projections of an applicant’s Card, TravelMoney and/or Cheque Programs indicate a reasonable expectation of a profitable level of operations and, therefore, continued participation as a member. The Board of Directors or the Human Resources and Executive Committee of the Board, by a majority vote of their respective voting membership, or an Executive Vice President or above or any two Senior Vice Presidents of the Corporation, may impose conditions of membership to insure that such applicant meets its obligations under the Corporation’s Certificate of Incorporation, these Bylaws, and the operating regulations of Visa International (the “Visa International Operating Regulations”). Such conditions may include, to the extent deemed prudent by the Board or such officer(s), but are not limited to, requiring the applicant to pledge collateral to the Corporation in such form and amount as determined by the Board of Directors or such officer(s) or restricting the scope and types of activities of the applicant’s operations. Membership shall begin on the date an applicant is accepted for membership and, if such applicant ceases to be an organization described in Section 2.01, shall terminate sixty (60) days after the date of a written notice to such effect given by the Board of Directors or the President. Notwithstanding Section 2.01(a) of these Bylaws, if permitted by applicable law, the Corporation shall not afford new or continuing membership to any entity which Controls or is controlled by, directly or indirectly, any substantial competing general purpose card network in the United States including Morgan Stanley/Discover Financial Services, American Express Company or MasterCard International Incorporated; an applicant or existing member shall be deemed to Control, or be controlled by, such other network if its parent, subsidiary, or Affiliate Controls or is controlled by such network.

Section 2.07. Consolidation, Merger, or Acquisition of Members. (a) In the event of the consolidation or merger of two or more members, the surviving organization shall continue to be a member, with the rights and obligations set forth below, provided the surviving organization is prepared to and deemed by the Board of Directors to be able to perform the functions and obligations required of members and is an organization described in Section 2.01.

(b) In the event the consolidation or merger is of two or more members of the Corporation (i) whose applications were accepted on or before February 10, 1992, and/or (ii) that are “Affiliates,” of members described in clause (i), the applications of which were accepted after February 10, 1992, the surviving organization shall continue to retain the rights and obligations of a member described in clause (i) or (ii), including the total voting rights, rights to receive dividends, distributions upon dissolution of the Corporation or rights to receive distributions of equity interests, in each case of the former separate members.

(c) In the event the consolidation or merger includes one or more entities that are not described in Section 2.07(b)(i) or 2.07(b)(ii), the surviving organization’s rights and obligations shall be determined by whether the organization whose directors or management directly or indirectly Controls the management or policies of the surviving organization would have been a member described in Section 2.07(b)(i) or 2.07(b)(ii), prior to the consolidation or merger.

(d) Other than acquisition or Control by a member described in Section 2.07(b)(i) or 2.07(b)(ii) or an Affiliate of such a member, in the event of the acquisition directly or indirectly, of Control of a member described in Section 2.07(b)(i) or 2.07(b)(ii), or in the event any organization other than a member described in Section 2.07(b)(i) or 2.07(b)(ii) exercises, directly or indirectly, a controlling influence over the Visa program of a member described in Section 2.07(b)(i) or Section 2.07(b)(ii), the member will immediately cease to have the rights and obligations associated with a member described in Section 2.07(b)(i) and 2.07(b)(ii) as though it were a newly admitted member as of such date.

(e) Notwithstanding the above, a member described in Section 2.07(b)(i) or 2.07(b)(ii) shall not lose any of its rights or obligations if the consolidation, merger, or acquisition is done solely as part of a corporate reorganization.

(f) In the event of the acquisition, directly or indirectly, of Control of a member other than one described in Section 2.07(b)(i) or Section 2.07(b)(ii) (the “Acquired Member”) by a member described in Section 2.07(b)(i) or Section 2.07(b)(ii), the Acquired Member shall be deemed to be a member described in Section 2.07(b)(i) or Section 2.07(b)(ii), with the attendant rights and obligations of a member described in Section 2.07(b)(i) and/or Section 2.07(b)(ii).

(g) In the event of any consolidation, merger, acquisition, or exercise of Control or controlling influence as described in this Section that involves a member described in Section 2.07(b)(i) or Section 2.07(b)(ii) and any other organization that is not a member described in Section 2.07(b)(i) or Section 2.07(b)(ii) or its Affiliate, the member or members shall provide notice to the Corporation within thirty (30) days of the date of the first executed controlling agreement of the transaction, such as agreement of merger, sale, purchase, or consolidation. Such members shall also provide notice to the Corporation within thirty days of the consummation of the transaction. The notice shall contain such information as the Corporation might reasonably request. In accordance with guidelines established by the Board of Directors, the Corporation shall determine the identity of the controlling or surviving organization, which decision is subject to final determination by the Board of Directors.

Section 2.08. Transferability of Membership. Membership in the Corporation shall not be transferable or assignable, whether by sale, consolidation, merger or otherwise, except as expressly provided in these Bylaws. If membership is transferred by operation of law or governmental action, the transferee organization shall nevertheless comply with the requirements applicable to applicants for membership.

Section 2.09. Voluntary Termination of Membership. Any member may terminate its membership in the Corporation by written notice to the Board of Directors delivered to the principal office of the Corporation at least one hundred twenty (120) days prior to its effective date. Such resignation shall constitute a relinquishment to the Corporation of all the resigning member’s rights and privileges in the Corporation.

Section 2.10. Involuntary Termination of Membership and Cessation of Cheque and TravelMoney Issuance. (a) The membership of any member which is sponsored pursuant to Section 2.04 shall automatically terminate in the event its sponsorship is terminated pursuant to Section 2.05.

(b) For good cause only, a member may be expelled from the Corporation by an affirmative vote of two-thirds (2/3) of the total membership of the Board of Directors. Good cause shall include, by way of example but not by way of limiting the discretion vested in the Board of Directors:

(1) Repeated or willful violation of the provisions of the Certificate of Incorporation, these Bylaws, the Operating Regulations, or conditions of membership imposed by the Board of Directors;

(2) Any other act, event or condition which reasonably leads the Board of Directors to believe that a member is or is about to become insolvent or unable to meet its obligations under the Certificate of Incorporation, these Bylaws or the Operating Regulations, or is operating in an unsound and unsafe manner;

(3) The commencement of proceedings by or before any regulatory body to terminate deposit insurance with respect to a member, or to cause it or any of its officers or directors to cease and desist from any alleged unsound or unsafe practice;

(4) Willful failure to pay at the time or in the manner specified in these Bylaws or the Operating Regulations any fees, charges or other obligations owed by a member to the Corporation; or

(5) Refusal on the part of any member to comply with the provisions of these Bylaws or the Operating Regulations to maintain and make available to the Corporation such records as will permit an accurate determination and verification of the matter contained in the operating certificate.

(c) The Board of Directors, by a majority vote of its total membership, or an Executive Vice President or above of the Corporation, may impose conditions on any or all members if, in their respective opinion(s), an emergency is deemed to exist affecting the integrity of the Visa payment system, or if a member’s Card, TravelMoney and/or Cheque Program (i) is not being operated in a sound and safe manner, or (ii) exposes the Corporation or its members to financial loss. Such conditions may include, to the extent deemed prudent by the Board of Directors or such officer(s), but are not limited to, requiring the member to pledge collateral to the Corporation in such form and amounts determined by the Corporation, restricting the scope and types of activities of a member’s operations, or requiring the member to take or desist from certain actions as the Board of Directors or such officer(s) deem appropriate for a particular member. The Board of Directors or the Human Resources and Executive Committee of the Board shall be advised of any action taken by officers of the Corporation pursuant to the foregoing provision at the first meeting thereof following the taking of such action.

(d) Upon voting to expel any member from the Corporation the Board of Directors shall promptly give written notice thereof to the expelled member setting forth the date on which the expelled member’s membership shall terminate and the reason(s) for such termination.

Section 2.11. Automatic Termination of Membership. Membership in the Corporation shall automatically terminate in the event that a member suspends payments within the meaning of Delaware Uniform Commercial Code Section 4-104(1)(k), whether or not such member is a “bank” within the meaning of Section 1-201(4).

Section 2.12. Liabilities of Members on Termination. Except as provided in Section 3.02(b), any member whose membership is terminated shall not be entitled to the refund of any fees theretofore paid to the Corporation; shall continue to be responsible for any financial or other obligations arising from its membership prior to the termination date; and shall on and after the termination date remain liable to fulfill all obligations of a terminated member under the Certificate of Incorporation, these Bylaws and the Operating Regulations. Any member whose membership is terminated shall thereupon relinquish to the Corporation all of its rights and privileges in the Corporation and shall immediately discontinue use of, and destroy all printed materials and supplies bearing any service marks adopted by the Corporation. An organization described in Section 2.01(g) shall cause its owners or members which are not members of the Corporation immediately to discontinue use of and destroy all printed materials and supplies bearing any service marks of the Corporation.

Section 2.13. Confidentiality. No member shall publish, disclose, convey or distribute to any person or organization, including, but not limited to, any parents, subsidiaries or affiliates, any confidential or proprietary matters of the Corporation, including, but not limited to, documents, ideas, products and data, without the prior written consent of the Corporation, except (a) to a person or organization which (i) is rendering services to such member with respect to its Card, TravelMoney, Cheque or electronic banking program and to the extent that such disclosure is necessary to properly perform such services, (ii) does not compete with the Corporation or its members with respect to the systems, and (iii) agrees to hold such matters in confidence; and (b) such matters that have been publicly released by the Corporation.

Section 2.14. Compliance Information. (a) The members shall provide such information and certification as the Corporation may reasonably require from time to time to determine (i) compliance with Article II of these Bylaws, (ii) whether members are operating in a safe and sound manner, or (iii) whether members’ operations are likely to endanger the Corporation or its members. The Corporation shall have the right to require any member to produce such written evidence as it deems necessary to determine compliance with (i) the requirements of the Certificate of Incorporation, (ii) these Bylaws, (iii) the Operating Regulations, and (iv) conditions of membership imposed by the Board of Directors.

(b) Members shall notify the President of the Corporation immediately upon the occurrence of any event or condition which imminently imperils the member’s capability to meet its obligations of membership. Such notice shall describe such event or condition except that the member shall not be required to provide information the disclosure of which is prohibited by law.

(c) Any member who is or becomes subject to (i) an informal or formal administrative action entered or issued by any federal or state banking or consumer protection agency, including but not limited to, a Memorandum of Understanding, any “condition imposed in writing” by any agency, a Written Agreement, an Order to Cease and Desist, a Temporary Order to Cease and Desist, a Capital Directive, and/or a Prompt Corrective Action Directive or (ii) any communication from any such agency which materially restricts the operations of the member (collectively, “Supervisory Actions”) shall provide to the Corporation, within 14 calendar days of the effective date of the Supervisory Action, a copy thereof.

(d) Any member who is or becomes subject to any administrative, civil or criminal order or other form of relief imposed by a federal or state court, or by a federal or state agency having jurisdiction over the member, which materially restricts the operations of the member or its Visa Card business (collectively, “Orders”) shall provide to the Corporation, within fourteen (14) calendar days of the effective date of the Order, a copy thereof.

Section 2.15. Visa International Membership Rights. With the prior approval of the Corporation and subject to the terms and conditions established by the Corporation, any member may exercise any of the rights of the Corporation derived by virtue of its membership in Visa International and upon the exercise of such rights such member shall thereby indemnify the Corporation for all costs, damages and expenses incurred by the Corporation as a result thereof.

ARTICLE III

Fees and Certificates

Section 3.01. Initial Service Fee. From and after May 1, 2006, any organization described in Section 2.01 accepted as a member, other than organizations which will only participate in the Cash Disbursement Participant category, shall pay the Corporation an initial service fee which shall be a percentage of the total assets of such organization in accordance with a schedule to be fixed by the Corporation from time to time. Members which only participate in the Cash Disbursement Participant category shall pay to the Corporation an initial service fee as fixed, from time to time, by the Corporation, but such fee shall be appropriately increased in the event such organization elects to perform other functions specified in Section 2.04.

Section 3.02. Quarterly Service Fees. Within the first fifteen (15) calendar days of each calendar quarter (or if said fifteenth (15th) day is not a working day, not later than the first working day thereafter), each member except members performing functions solely in the Associate, Acquiring Associate, Credit Participant or Debit Participant categories of membership pursuant to Section 2.04 having sales volume as defined in Section 3.03(a) or accounts as defined in Section 3.03(c) or having bill payment transactions as defined in Section 3.03(d), and each Administrative Member and Debit Interchange Member shall file an operating certificate as provided in Section 3.05 and pay a service fee for the current quarter based upon its sales volume for the previous quarter, the number of its accounts for the previous quarter: and/or its bill payment transactions for the previous quarter, excluding sales volume, accounts and/or bill payment transactions attributable to Associate or Acquiring Associate Members which it sponsored, but including sales volume and bill payment transactions of Credit Participant and Debit Participant Members which it sponsored, as so certified, which fee may be established by the Corporation from time to time. The service fee rate which shall be applied to sales volume to determine the amount of quarterly service fees payable by a member shall be established from time to time by the Corporation.

Section 3.03. Sales Volume and Accounts Defined. (a) Sales volume is defined as:

(1) on Cards, the total of all dollar amounts of Visa transactions debited by a member issuing Cards and by members it has sponsored to accounts of holders of Cards issued from within the United States, but does not include (i) cash advances made directly to a person authorized to use such accounts, (ii) debits which arise out of the payment of checks, or (iii) the initial debit arising from the bulk purchase from a creditor of all or substantially all of its consumer accounts receivable.

(2) on Merchants, the total of all dollar amounts of sales volume on Visa Cards acquired by the Principal, Acquirer, Associate or Acquiring Associate Member with respect to Cards bearing the service marks Visa and/or Bands Design and such sales volume acquired by members it has sponsored, except its sponsored Associates and Acquiring Members.

(3) on Cheques, the total face amount of Cheques sold within the United States by a member (including sales by its designees).

(4) on TravelMoney, the total amount of all TravelMoney cards sold within the United States by a member (including by its designees).

(b) The exchange rate applied to non-U.S. dollar amounts to arrive at U.S. dollar amounts shall be determined in accordance with the provisions of the International Operating Regulations.

(c) Accounts are defined as check guarantee accounts and premier Visa Card accounts, which are accounts on which one or more Cards have been issued which bear any service mark adopted by the Corporation to identify its check guarantee service or premier Visa Card service respectively.

(d) For purposes of this Article III, bill payment transactions are defined as transactions arising from a members’ participation in the Corporation’s electronic banking service which are processed for authorization and/or clearing and settlement through the Electronic Exchange Service.

Section 3.04. Other Fees. In addition to the fees established pursuant to Sections 3.01 and 3.02, the Corporation may require the payment by members of such other fees and penalties as it deems appropriate based upon (i) administrative procedures and (ii) equipment and services furnished by the Corporation to such members.

Section 3.05. Operating Certificate. (a) Each payment of service fees for any calendar quarter shall be accompanied by an operating certificate for the preceding calendar quarter in such form as may be approved from time to time by the President or any Vice

President of the Corporation, shall be executed by an authorized officer of the member, and shall set forth such information as will establish sales volume, the number of check guarantee, premier Visa Card and the number and dollar volume of bill payment transactions as defined in these Bylaws.

(b) An organization described in Section 2.01(g) shall include in its operating certificate information with respect to the Electron card functions performed by its owners or members which are not members of the Corporation and performed by its other owners or members electing to report through the organization. A member which is also a member or owner of an organization described in Section 2.01(g) shall elect to include the number of Electron card accounts either (i) on its operating certificate or, if a sponsored member , on its sponsor’s operating certificate or (ii) on the operating certificate submitted by such group organization, but such accounts shall not be included on both certificates. Such election must be made on the operating certificate which first reports such Electron card accounts and may be changed thereafter only on the operating certificate filed with respect to a subsequent calendar quarter ending December 31. In the event of a conflict between an individual member’s operating certificate and the operating certificate filed by such organization, such individual member’s operating certificate shall be controlling, and the Corporation shall make appropriate adjustments to its records, giving notice thereof to the members affected.

(c) A member which sponsors Associate or Acquiring Associate Members shall file an operating certificate, separate from any other operating certificate which such sponsoring member files, which shall set forth such information as will establish the sales volume, the number and dollar volume of bill payment transactions and the number of check guarantee separately for each such sponsored member and the totals thereof. Sponsored members which are only performing functions in the Associate or Acquiring Associate categories of membership shall not file operating certificates.

(d) A Debit Interchange Member shall file an operating certificate setting forth such information as the Corporation may require regarding cash disbursement statistics for itself, its members or owners and its sponsored Cash Disbursement Participant Members.

Section 3.06. Records. Each member shall maintain such records as will permit an accurate determination and verification of (a) its membership participation activities and those of its sponsored members and agents and (b) the information contained in the operating certificates. The Corporation, or its agent selected for this purpose, shall have the right to audit and examine the books and records of any member to verify such information as it appears in the Corporation’s records. In the event that the Board of Directors finds an operating certificate inaccurate, it shall have the power to adjust the related service fee either by causing a refund to be made to or by assessing additional fees against such member, as the case may require. Findings of inaccuracy in an operating certificate shall not affect the validity of any voting by members prior to such findings and such voting shall continue to have full force and effect notwithstanding such findings of inaccuracy.

Section 3.07. Late Payment of Service Fee. Should any member fail to file an operating certificate and pay the required quarterly service fee within the time specified in these Bylaws, or fail to pay initial service fees or adjustments within thirty (30) days after notice is given to the member, without prior extension by the Corporation, such member shall pay any penalties provided in the Operating Regulations.

Section 3.08. Financial Reports. Within thirty (30) days after the close of each calendar quarter each member having sales volume or check guarantee accounts as defined in Section 3.03 shall complete and remit to the Corporation an Income and Expense Report covering the Member’s Card, TravelMoney and/or Cheque Program for that calendar quarter in such form and with such exceptions as may be approved from time to time by the President or any Vice President of the Corporation.

Section 3.09. Fraud Activity Reports. Each member having sales volume, bill payment transactions or check guarantee accounts as defined in Section 3.03 shall complete and submit to the Corporation Fraud Activity Reports covering the fraudulent use of Cards, TravelMoney and/or Cheques at such times and in such form as may be approved from time to time by the President or any Vice President.

Section 3.10. Holding Companies. A holding company which is a member may, under procedures prescribed by the Corporation, comply with Sections 3.06(a) and 3.06(b) by filing a single operating certificate on behalf of itself and all of its Affiliate members having sales volume, bill payment transactions and/or check guarantee accounts, except Affiliates participating in the Associate or Acquiring Associate categories of membership. Such certificate shall report aggregate totals of sales volume, bill payment transactions and/or check guarantee accounts for each region in which the holding company and/or its Affiliate members maintain their head offices. Upon the filing of such certificate, the holding company and all of its Affiliate members shall thereafter be treated as a single member, with the principal place of business of the holding company being the principal place of business of such member, for the purposes of Articles III, IV, V, VI and XI of the Bylaws, except that in determining whether a Director meets the senior officer requirement of Section 5, the Director may be such a senior officer of the holding company or any of its Affiliate members having sales volume. A holding company participating in the Credit Participant or Debit Participant categories of membership may not submit certificates pursuant to this Section unless it has elected and has been accepted for participation in the Principal Member category. A holding company participating in the Acquirer category which has Affiliates participating as Acquirers or Acquiring Associate Members may submit certificates pursuant to this Section including sales volume of its Affiliates, providing that no Affiliate of the holding company issues Cards as to which it is required to submit an operating certificate pursuant to Section 3.02.

Section 3.11. Remittance of Payments Due from Members. Members shall remit payments of fees, penalties and indemnities to the Corporation in accordance with the Operating Regulations. With respect to payments which may be payable from time to time under Section 3.12 of the Bylaws, the Board of Directors, or the Executive Committee of the Board, by a majority vote of their respective voting membership, may, to ensure that the Corporation is able to collect pursuant to the Operating Regulations any Settlement Service Fee that the member may incur, impose conditions on any member that has announced its intention to or has commenced to convert its Visa branded debit Card portfolio or a portion thereof to Other Debit Brands (as defined in Section 3.12). Such conditions may include, to the extent deemed prudent by the Board or such Committee, in their respective opinions, but are not limited to, requiring the member to pledge collateral to the Corporation in such form and amounts determined by the Corporation, and/or, notwithstanding anything to the contrary in Section 3.12, requiring monthly or quarterly reporting of numbers of converted Visa branded debit Cards and payment of the Settlement Service Fee applicable thereto on the fifteenth (15th) day following the end of each such reporting period.

Section 3.12. Settlement Service Fee. A member having sales volume on Debit Cards for the year ending September 30, 2002, that was among the highest one hundred of members having such sales volume during that year shall notify the Corporation in writing not less than thirty (30) days prior to commencing to convert its Visa branded debit Card portfolio or a portion thereof to Other Debit Brands or within thirty (30) days after completing a transfer of such portfolio or portion thereof (“Conversion Notice”). For each year or partial year ending September 30 after a Conversion Notice is due from a member (“Conversion Year”), the member shall pay to the Corporation on October 15 an amount calculated in accordance with the following formula: Settlement Service Fee equals the member’s Debit Card Percentage times the Settlement Portion, where

(a) Debit Card Percentage is a percentage determined by dividing the member’s Base Period Volume on its Converted Card Percentage by the total of all members’ sales volume (or average annual sales volume) on Debit Cards for the period;

(b) Converted Card Percentage equals (i) in the first Conversion Year, the percentage of the member’s sales volume on Debit Cards in the year ending September 30 prior to the date of the member’s Conversion Notice that has been converted to Other Debit Brands as of the end of the first Conversion Year and (ii) in subsequent Conversion Years, the incremental percentage of the member’s sales volume on Debit Cards as of the end of that Conversion year over the member’s Converted Card Percentage for the previous Conversion Year;

(c) Base Period Volume for a member equals the lower of (i) the member’s sales volume on Debit Cards for the one-year period ending September 30, 2002 or (ii) the member’s average annual sales volume on Debit Cards for the five-year period ending September 30, 2002;

(d) For purposes of calculations under this Section 3.12, sales volume on Debit Cards includes sales volume on acquired portfolios, but does not include sales volume on Cards converted by the member’s sponsored members;

(e) Settlement Portion equals the remaining unpaid balance of the Settlement Amount as of December 1 of the year in which the member’s payment is due pursuant to this Section;

(f) Settlement Amount equals the total amount of all payments payable by the Corporation in respect of the settlement of in re Visa Check MasterMoney Antitrust Litigation and other similar claims asserted by merchants;

(g) Debit Card means consumer debit Cards branded Visa, defined to include any offline consumer payment device that directly accesses demand deposits or asset accounts, including Check Cards, stored value Cards, electronic benefits transfer Cards, prepaid Cards and payroll Cards, but does not include (i) deferred debit Cards where the debit to the account occurs at least 2 weeks after the date of the transaction or (ii) online debit transactions conducted pursuant to marks associated with online debit networks; and

(h) Other Debit Brand means MasterCard or any other general purpose offline debit card brand;

A Settlement Service Fee shall not be payable by a member pursuant to the foregoing provisions of the Section 3.12 (i) with respect to the portion of a member’s decrease in sales volume on Debit Cards as to which the member has previously incurred a Settlement Service Fee; (ii) to the extent that the member’s decrease in sales volume on Debit Cards results solely from conversions made by the member’s sponsored members; (iii) to the extent that the member’s portfolio is transferred to a member that maintains Visa branding such that the transferring member would not have incurred a Settlement Service Fee under this Section 3.12; (iv) in any case until a member’s sales volume on Debit Cards decreases ten (10) percent below the member’s sales volume on Debit Cards in the year ending September 30, 2002; or (v) to the extent that the member’s decrease in sales volume on Debit Cards results from conversions made to American Express or Discover.

ARTICLE IV

Voting and Meetings

Section 4.01. General. All meetings of the members for the election of directors shall be held in the City and County of San Francisco, State of California, at such place as may be fixed from time to time by the Board of Directors or at such other place, if any, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of members for any other purpose may be held at such time and place, if any, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 4.02. Annual Meetings. Annual meetings of members shall be held on the first Tuesday of October, if not a legal holiday, and if a legal holiday, then on the next business day following, or at such other date as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the members entitled to vote thereon shall elect, by the procedures set forth in these Bylaws, directors (other than the two (2) Ex Officio Directors (as defined in the Certificate of Incorporation)) and transact such other business as may be properly brought before the meeting.

Section 4.03. Allocation of Votes. As to all matters on which members of the Corporation are entitled to vote, members shall have that number of votes, if any, as they are then entitled to pursuant to the Certificate of Incorporation.

Section 4.04. Notice of Annual Meetings. Written notice of each annual meeting stating the place (if any), date and hour of the meeting and the means of remote communications, if any, shall be given to each member entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 4.05. Voting List. The officer who has custody of the membership ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of members, a complete list of the members entitled to vote at the meeting, arranged in alphabetical order and showing the address of each member and the number of votes registered in the name of each member. Such list shall be open to the examination of any member, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or at the principal place of business of the Corporation during ordinary business hours. The list of members must also be open to examination at the meeting as required by applicable law.

Section 4.06. Special Meetings. Special meetings of the members, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of not fewer than five (5) members possessing not less than twenty (20) percent of the outstanding votes of members on such date. Such request shall state the purpose or purposes of the proposed meeting.

Section 4.07. Notice of Special Meetings. Notice of each special meeting stating the place (if any), date and hour of the meeting and the means of remote communications, if any, the purpose or purposes for which the meeting is called shall be given not fewer than ten (10) or more than sixty (60) days before the date of the meeting to each member entitled to vote at such meeting.

Section 4.08. Quorum of Members. A number of members holding a majority of the votes outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the members for the transaction of business except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the members, the members entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment or adjournments is for more than thirty (30) days in the aggregate, a notice of the adjourned meeting shall be given to each member of record entitled to vote at the meeting.

Section 4.09. Voting. When a quorum is present at any meeting, any matter appropriately submitted to a vote of members at such meeting shall, unless the matter is one upon which by express provision of the General Corporation Law of the State of Delaware (the “DGCL”), the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such matter, be decided by a majority of votes cast.

Section 4.10. Amendment of Bylaws. Except as otherwise set forth herein or in the Certificate of Incorporation, these Bylaws may be amended, altered or repealed at any meeting of the members by the affirmative vote of members representing two-thirds of the total votes outstanding.

Section 4.11 Proxies. Each member entitled to vote at a meeting of the members or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such member as proxy, but no such proxy shall be voted or acted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a member may authorize another person or persons to act for such member as proxy pursuant to this Section 4.11, the following shall constitute a valid means by which a member may grant such authority:

(a) A member may execute a writing authorizing another person or persons to act for such member as proxy. Execution may be accomplished by the member’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(b) A member may authorize another person or persons to act for such member as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the member. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a member may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 4.12 Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of members of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the members are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each member who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 4.12 to the Corporation, written consents signed by a sufficient number of members to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the members are recorded. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those members who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of members to take the action were delivered to the Corporation as provided above in this Section 4.12.

ARTICLE V

Directors

Section 5.01. Number of Directors; Eligibility. (a) From and after the date hereof, the Board of Directors shall consist of not less than one (1) nor more than seventeen (17) members, the exact number of which shall initially be fixed at seventeen and shall thereafter from time to time be fixed by resolution or resolutions adopted by the Board of Directors. The directors shall consist of Independent Directors (as defined in the Certificate of Incorporation), Member Directors (as defined in the Certificate of Incorporation) and two (2) Ex-Officio Directors. The number of Independent Directors and Member Directors shall be as from time to time fixed by the Board of Directors, except that the aggregate number of Independent Directors and Member Directors shall not exceed fifteen (15). From and after the date hereof, the “Ex-Officio Directors” shall be the then-current chief executive officer of the Corporation and the then-current chief executive officer of Visa International, which shall serve as the ex officio members of the Board of Directors. The Independent Directors, and the Member Directors shall be voting members of the Board of Directors and the Ex-Officio Directors shall be non-voting members of the Board of Directors. The directors shall be elected or appointed in accordance with the Certificate of Incorporation and these Bylaws.

(b) From and after May 1, 2006, Member Directors must (i) be senior officers of members (other than Acquiring Associate Members, Cash Disbursement Participant Member, Cheque Issuer; TravelMoney Issuer Member, Credit Participant Members, Debit Interchange Member, Debit Participant Members or Foreign Banking Organization Members) having sales volume or check guarantee accounts as defined in Section 3.03, (ii) have at least the equivalent rank of Chief Executive Officer or Chief Administrative Officer, or, if such organization’s total assets exceed 15 billion dollars, adjusted for the equivalent value of U.S. dollars as of January 1, 1981, a person who in the performance of his regular duties reports to such an officer, or be a senior officer of such member with operational responsibility over such member’s Card program if such member’s assets exceed fifty (50) billion dollars, adjusted for the equivalent value of U.S. dollars as of January 1, 2006 and (ii) not be employed by any entity that is designated by the Board of Directors as a competitor of the Corporation.

Section 5.02. Appointment or Election of Directors.

(a) Proportional Representation. From and after the date hereof, the composition of the Member Directors comprising the Board of Directors shall include Member Directors employed by (1) members of the Corporation with less than $1 billion of Card sales volume (during the four quarters immediately preceding the previous Reference Date) and/or (2) Group Members and/or Administrative Members, in a number that is at least proportional to the collective Card sales volume (during the four quarters immediately preceding the previous Reference Date) of members of the Corporation with less than $1 billion of Card sales volume (during the four quarters immediately preceding the previous Reference Date) and the Board of Directors shall seek to maintain similar proportional representation on each committee of the Board of Directors, other than the Independent Directors Committee. From and after the date hereof, the terms of this Section 5.02(c) shall not be amended, altered or repealed, including by merger, consolidation or otherwise, without the approval of seventy-five percent (75%) of the voting members of the Board of Directors.

(b) Chair. The Board of Directors, annually at its first meeting following the annual meeting of members, shall designate by a majority vote of the voting members thereof a voting director as the Chair of the Board to serve as such while he or she remains on the Board of Directors as a voting director and until his/her successor’s election as Chair; provided that no person may serve as Chair more than three consecutive annual terms; provided, further, that no person may serve as Chair if they are then employed by the Corporation or by Visa International.

Section 5.03. Nomination of Directors. (a) From and after the date hereof, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation and these Bylaws with respect to Ex-Officio Directors. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of members, or at any Special Meeting of members called for the purpose of electing directors, (1) by the Nominating Committee, as described in this Section 5.03 or (2) by any member of the Corporation (A) who is a member of record on the date of the giving of the notice provided for in this Section 5.03 and on the record date for the determination of members entitled to notice of and to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 5.03.

(b) To be timely, a member’s notice pursuant to Section 5.03(a)(2) shall be addressed to the Secretary and must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not fewer than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of members; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the member in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made by the Corporation, whichever first occurs; and (b) in the case of a special meeting of members called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made by the Corporation, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of any such annual or special meeting commence on new period (or extend any time period) for the giving of a member’s notice as described in this Section 5.03(b).

(c) To be in proper written form, a member’s notice to the Secretary must set forth (a) as to each person whom the member proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employer of the person, (iii) the office and title held by such person with such person’s employer, (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder and (v) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the member giving the notice (i) the name and record address of such member, (ii) the category of membership of the Corporation of such member, (iii) a description of all arrangements or understandings between such member and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such member, (iv) a representation that such member intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such member that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

A Nominating Committee, comprised of voting directors of the Corporation, shall be appointed by the Board of Directors each calendar year; and it shall nominate for election in the following year candidates who meet the qualifications as set forth in these Bylaws. The names of the persons so nominated shall be submitted in writing no later than thirty (30) days preceding the Annual Meeting or Special Meeting to all members entitled to vote.

(d) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 5.03. If the Chairperson of the meeting determines, in his or her sole discretion, that a nomination was not made in accordance with the foregoing procedures, the Chairperson shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 5.04. Qualification. The Board of Directors shall determine the qualifications of every director whether appointed or elected with respect to the standards set forth in Sections 3.07, 5.01, 5.02 and 5.03. Any person found not qualified by the Board shall immediately cease being a director and the resulting vacancy shall be filled in accordance with Section 5.06. No member which has an employee sitting on the Board of Directors of any substantial competing general purpose Card network in the United States including Morgan

Stanley/Discover Financial Services, American Express Company or MasterCard International Incorporated, or any parent, subsidiary, or Affiliate of such network shall have an employee serve as director of the Corporation.

Section 5.05. Removal. A director will not serve a successive term if he or she is not re-nominated by the Nominating Committee or not re-elected by the members. A director can be removed from office prior to the expiration of such directors’ term only for cause.

Section 5.06. Vacancies. Any vacancy or newly created directorship resulting from an increase in the number of authorized directors occurring on the Board of Directors among the directors to be elected by the membership shall be filled by the Board of Directors within one hundred eighty (180) days of the occurrence of the vacancy, except that by action taken within such period, the Board may designate vacant positions to remain vacant until a time not later than the annual meeting following the next annual meeting. Any person appointed pursuant to this Section shall meet the qualifications as set forth in these Bylaws for the vacant director position. All persons appointed pursuant to this Section 5.06 shall hold office until the next meeting of members to be held for the purpose of electing directors and until his successor is duly elected and qualified.

Section 5.07. Powers. (a) Except as set forth in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the voting members of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the members. From and after the date hereof, the Independent Directors comprising the Independent Directors Committee shall have exclusive power and authority with regard to matters within the purview of the Independent Directors Committee as described in Section 5.19(b).

Section 5.08. Enforcement of Payment of Fees, Penalties and Other Obligations. The Board of Directors may apply toward payment of any fees, penalties or other obligations owed by any member to the Corporation any sums due such member from the Corporation.

Section 5.09. Admission or Expulsion of Members. Members may be admitted to or expelled from the Corporation by the Board of Directors. Applicants shall be admitted to membership in such manner as the Board may from time to time determine by an affirmative vote of a majority of the total voting membership of the Board of Directors. An affirmative vote of two-thirds (2/3) of the total voting membership of the Board shall be required for expulsion and/or revocation of membership of any member.

Section 5.10. Adoption or Amendment of Bylaws. The Board of Directors may, except as otherwise provided in the Certificate of Incorporation or these Bylaws, by affirmative vote of a majority of the voting members of the Board of Directors adopt, amend, alter or repeal these Bylaws.

Section 5.11. Location. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5.12. Annual Meeting. The first meeting of each newly elected Board of Directors shall be held immediately after and at the same location as the annual meeting of members and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting cannot be held at the time and place so fixed by these Bylaws, the meeting shall be held as soon thereafter as possible at such time and place as shall be specified in a notice given as provided in these Bylaws for special meetings of the Board of Directors, or as shall be specified in a waiver given by all of the directors.

Section 5.13. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 5.14. Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson, if there be one, by the President or Secretary or, from and after the date hereof, by any three directors, on two (2) days notice to each director, either personally or by over-night mail, telephone, electronic mail or other. Such meeting shall be held at such times and places as specified in the notice of such special meeting.

Section 5.15. Quorum; Voting; Approval of Corporate Actions. At all meetings of the Board of Directors a majority of the total voting members of the Board shall constitute a quorum for the transaction of business, and the act of a majority of the voting directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the voting directors present thereat may adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

Notwithstanding the foregoing, from and after the date hereof, the approval of seventy-five percent (75%) of the voting members of the Board of Directors, shall be required to authorize the following actions:

(a) approving an agreement of merger or consolidation;

(b) recommending to the members the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;

(c) the, winding up, dissolution or liquidation of the Corporation’s affairs or the affairs of any Major Subsidiary (as defined below);

(d) licensing the Brands or other intellectual property of the Corporation (other than to members by virtue of their membership, their designated Processors and agents engaged by members limited to use in their participation in the Corporation’s Payment Services);

(e) the consolidation or merger of the Corporation, or any subsidiary of the Corporation with assets or earning power aggregating more than twenty percent (20%) of the Corporation’s consolidated assets or income from continuing operations (a “Major Subsidiary”), with or into any other Person or the consolidation or merger of any other Person with or into the Corporation or any of its Major Subsidiaries;

(f) the sale, conveyance, transfer or other disposition, in one transaction or a series of related transactions, by the Corporation or any Major Subsidiary;

(g) the adoption of any material change to the Corporation’s overall strategic direction or business plan, including entering into any new line of business or any material expansion of the business activities of the Corporation;

(h) the commencement by the Corporation or any Major Subsidiary of any proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or a Major Subsidiary, or the determination to forbear any such proceeding commenced by any Person other than the Corporation or a subsidiary of the Corporation;

(i) the raising of additional capital or the issuance of any securities of the Corporation;

(j) adopting any proposed amendment to Article 10 of the Corporation’s Certificate of Incorporation; and

(k) delegating power and authority with respect to any of the actions described in the previous clauses (a) through (j) to a committee of the Board of Directors (to the extent such power and authority can be delegated to a committee of the Board of Directors pursuant to these Bylaws, the Certificate of Incorporation and the DGCL.

From and after the date hereof, the terms of this Section 5.15 shall not be amended, altered or repealed, including by merger, consolidation or otherwise, without the approval of seventy-five percent (75%) of the voting members of the Board of Directors.

Section 5.16. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all voting members of the Board or committee thereof, as the case may be, consent thereto in writing or by electronic transmissions and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

Section 5.17. Meeting by Telephone. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 5.17 shall constitute presence in person at such meeting.

Section 5.18. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the total voting members of the Board, designate one (1) or more committees. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Any committee, to the extent provided by the resolution of the Board of Directors, and subject to Sections 5.07 and 5.19 of these Bylaws, will have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation. However, a committee will not have the power and authority to approve or adopt or recommend to members any action or matter (other than the election of directors) required by the DGCL or the Certificate of Incorporation to be submitted to the Voting Members for approval or adopting, amending or repealing any bylaw of the Corporation.

The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, may have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the use of seal of the Corporation.

The chairperson of any committee shall not be an Ex-Officio Director.

Section 5.19. Independent Directors Committee. (a) From and after the date hereof, there shall be established a committee of the Board of Directors consisting solely of Independent Directors (the “Independent Directors Committee”). The Independent Directors Committee shall initially consist of four members, but the number of Independent Directors comprising the Independent Directors Committee may be increased from time to time by the Board of Directors.

(b) From and after the date hereof, decisions with respect to interchange reimbursement fees, service fees, processing fees and other fees and fines to be levied upon the members, and incentive fee rates and payments and matters relating to other fees shall be made by or under the direction of the Independent Directors Committee, including by the Corporation’s management under guidelines established by the Independent Directors Committee, if the Independent Directors Committee so determines. Notwithstanding the foregoing, the Independent Directors Committee shall have no power or authority to approve or authorize any Specified Settlement. Such power and authority shall be vested exclusively in the Board of Directors, subject to the approval of any such Specified Settlement by the Specified Settlement Voting Members (as defined in the Certificate of Incorporation). Unless otherwise provided by the Independent Directors Committee, the act of a majority of the members of the Independent Directors Committee shall be the act of the Independent Directors Committee.

(c) So long as the Independent Directors Committee consists of three or more Member Directors, the power and authority of the Independent Directors comprising the Independent Directors Committee shall be exclusive over matters with which the Independent Directors Committee has been vested and the Member Directors shall have no power and authority over such matters. The Independent Directors Committee shall be able to delegate such powers and authority to the officers of the Corporation as they deem advisable.

(d) The power and authority of the Independent Directors Committee shall not be expanded without the approval of seventy-five percent (75%) of the voting members of the Board of Directors, which must include the affirmative approval of a majority of the Independent Directors. Unless otherwise expressly set forth in the resolution of the Board of Directors expanding the power and authority of the Independent Directors Committee, any grant of additional power and authority with respect to any matter or subject shall be limited solely to the specific matter or subject set forth in such resolution and shall expire one year from the date when the resolution was so adopted.

(e) Prior to May 1, 2008, the Independent Directors Committee cannot be eliminated and the scope of its power and authority shall not be modified or reduced without the affirmative approval of a majority of the members of the Independent Directors Committee and the affirmative approval of two-thirds (2/3) of the outstanding votes of the members. On and after May 1, 2008, the Independent Directors Committee cannot be eliminated and the scope of its power and authority shall not be modified or reduced without the affirmative approval of two-thirds of the outstanding votes of the members.

Section 5.20. Committee Minutes. Each committee shall keep regular minutes of its meetings and each committee shall report such minutes to the Board of Directors within a reasonable period, which, in the case of any committee other than the Independent Directors Committee, shall not be later than the next meeting of the Board of Directors.

Section 5.21. Compensation of Directors. As determined from time to time by the Board of Directors, the directors may be paid compensation and expenses of attending meetings of the Board and committees thereof. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE VI

Notices

Section 6.01. Means of Notice. Whenever, under the provisions of the statutes, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or member, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail or personal delivery, addressed to such director or member at the address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to (i) directors may also be given by facsimile transmission, telephone or other electronic means and shall be effective upon transmission and (ii) members may also be given by any method authorized by law.

Section 6.02. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation or these Bylaws, a waiver thereof given by the person or persons entitled to said notice, or by electronic transmission to the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII

Officers

Section 7.01. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a president, an executive vice president, a senior vice president, a vice president, a secretary and a treasurer. The Board of Directors may also choose additional executive vice presidents, senior vice presidents, and vice presidents and one or more assistant secretaries and assistant treasurers. Such officers subordinated to the level of executive vice president may also be appointed by the president. The president shall file with the Secretary a memorandum of such appointments to be kept with the corporate records. Any number of offices may be held by the same person, except that the office of treasurer and secretary may not be held by the same person.

Section 7.02. Election of Officers. The Board of Directors at its first meeting after each annual meeting of members shall choose a president, one (1) or more vice presidents, a secretary and a treasurer.

Section 7.03. Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 7.04. Compensation. The salaries and other benefits of all officers, employees and agents of the Corporation shall be fixed by the Board of Directors.

Section 7.05. Tenure in Office. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors or by the president may be removed at any time by majority vote of a quorum of the Board of Directors. Any officer at a level which may be appointed by the president may be removed at any time by the president, whether such officer was appointed by the Board of Directors or by the president. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors, or, if below the level of executive vice president, may be filled by the president and reported to the Board of Directors. The president shall file with the Secretary a memorandum of such removals and appointments to be kept with the corporate records.

Section 7.06. Bond. If required by the Board of Directors, an officer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation, the fees for such bonding to be at the Corporation’s expense.

THE PRESIDENT

Section 7.07. Chief Executive Officer. The President shall be the chief executive officer of the Corporation, shall preside at all meetings of the members, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 7.08. Execution of Documents. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

THE VICE PRESIDENTS

Section 7.09. Powers. (a) The Vice Presidents shall, under the direction of the President, be responsible for general and active management of the business of the Corporation and shall see that all orders and directions of the Board of Directors are carried into effect.

(b) In the absence of or upon designation by the President, or in the event of his inability or refusal to act, the duties and powers of the President shall devolve upon the vice presidents in the following order:

(1) the executive vice president,

(2) the senior vice president,

(3) the vice president. In the event there be more than one (1) such officer in any of the foregoing categories the powers and duties shall devolve upon the officers within a category in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election. When acting in place of the President, the vice presidents shall be subject to all the restrictions upon the President. The vice presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARY

Section 7.10. Duties. The Secretary (or any other individual designated to act as secretary by the Chair of the Board) shall attend all meetings of the Board of Directors and all meetings of the members and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the members and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 7.11. Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 7.12. Duties. If appointed, the Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

Section 7.13. Disbursement of Funds. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 7.14. Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VIII

Indemnification of Directors, Officers and Employees

Section 8.01. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity or limited liability company, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person in such proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.03, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in advance by the Board of Directors.

Section 8.02. Prepayment of Expenses of Directors and Officers. To the fullest extent not prohibited by law, the Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VIII or otherwise.

Section 8.03. Claims by Directors and Officers. If a claim for indemnification (following the final disposition of such action or proceeding) or advancement of expenses under this Article VIII is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 8.04. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity or limited liability company, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in connection with such proceeding. The ultimate determination of entitlement to indemnification of persons who are not a director or officer shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized in advance by the Board of Directors.

Section 8.05. Advancement of Expenses of Employees and Agents. To the fullest extent not prohibited by law, the Corporation may pay the expenses (including attorney’s fees) incurred by an employee or agent (who is not a director or officer) defending any proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

Section 8.06. Non-Exclusivity of Rights. The rights conferred on any person by this Article VIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of members or disinterested directors or otherwise (both as to action in an official capacity and as to action in another capacity while holding such office), and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.07. Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance:

(a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article VIII; and

(b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article VIII.

Section 8.08. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Covered Person and such person’s heirs, executors and administrators.

ARTICLE IX

Indemnification of Members and Guarantee of Cheques

Section 9.01. Coverage. (a) Any issuing or acquiring member of the Corporation shall be indemnified and reimbursed by the Corporation for settlement loss suffered by it by reason of the failure of any other member or any bank or other entity licensed to use either or both of the service marks Visa and Bands Design properly to honor any transaction on Cards or other payment services under marks owned by the Corporation or by Visa International that is processed in accordance with the Operating Regulations. Any Biller Member or Customer Member of the Corporation shall be indemnified by the Corporation for settlement loss suffered by it by reason of the failure of any other member properly to honor any bill payment transaction, as defined in Section 3.03, processed in interchange through the Corporation’s Visa ePay Service in accordance with the Operating Regulations. The Board of Directors may extend the Corporation’s guarantee to additional settlement transactions through amendments to the Corporation’s Operating Regulations, by affirmative vote of two-thirds (2/3) of the total voting membership of the Board of Directors. In the case of any payment by the Corporation to any member pursuant to this Section the Corporation shall be subrogated to the full extent of the amount paid plus costs against such member, bank, or other entity failing to honor any such draft or other instrument.

(b) In order to repay funds borrowed in connection with settlement losses, the Board of Directors may, by resolution, establish a special fee schedule to repay such borrowed funds with interest at market rates within no more than eighteen months, or within such other time frame as may be established by Visa International. For such losses incurred by the Corporation arising from issuing or acquiring activities on Cards, such special fee shall be collected equally from Issuers and Acquirers in proportion to their sales volume as defined in Section 3.03. For losses incurred by the Corporation arising from members’ failures to meet settlement obligations with respect to bill payment transactions, the special fee shall be collected equally from Biller Members and Customer Members in proportion to the dollar volume of bill payment transactions as defined in Section 3.03. The special fee will be offset by any sums due to the Corporation as a result of Visa International’s By-Law provisions regarding allocation of losses.

Section 9.02. Guarantee of Cheques. The Corporation shall guarantee the payment of any validly issued Visa Travelers Cheque which has been negotiated in good faith and properly presented for payment in the event the Cheque Issuer thereof fails to honor such Cheque in accordance with the Travelers Cheque Operating Regulations solely as a result of (i) such Issuer’s financial condition or (ii) circumstances beyond the control of such Cheque Issuer.

ARTICLE X

Violations of The Bylaws or Operating Regulations

Section 10.01. Determination of Violations. The Board of Directors may designate a committee pursuant to Section 5.18, comprising three (3) or more directors, one of whom shall be the President, which shall have the power and authority to determine and specify violations by any member of these Bylaws and the Operating Regulations. The Secretary shall notify the member involved in writing of the details of the violation.

Section 10.02. Penalties. Fines or other penalties, including suspension of the right to vote, for violations shall be imposed in accordance with a schedule prescribed by the Board of Directors in the Operating Regulations.

Section 10.03. Appeal to Board of Directors. Any member feeling itself aggrieved by the determination of a violation may appeal to the Board of Directors at its next regular meeting. An affirmative vote of a majority of the total voting membership of the Board of Directors shall be required to reverse the determination of the committee of the Board of Directors.

ARTICLE XI

Dividends and Dissolution

Section 11.01. Dividends. Dividends payable in cash or in property to Equity Members entitled to such dividends may be declared by the Board of Directors at any regular or special meeting out of lawfully available funds. Dividends shall be payable only to those Equity Members who are entitled to receive such dividends in accordance with the Certificate of Incorporation and the amount of dividends to be paid to any Equity Member entitled to receive such dividends shall be determined in accordance with the Certificate of Incorporation.

Section 11.02. Reserves. Before payment of any dividend, there may be set aside out of the funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 11.03. Distribution of Assets Upon Dissolution. In the event of the dissolution of the Corporation, any assets remaining after all liabilities have been satisfied shall be distributed to its then Equity Members entitled to receive such distributions, if any, in accordance with the Certificate of Incorporation.

ARTICLE XII

Documents and Audits

Section 12.01. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the members when called for by vote of the members, a full and clear statement of the business and condition of the Corporation.

Section 12.02. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 12.03. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 12.04. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 12.05. Annual Audit. The Board of Directors (or an authorized committee thereof) shall engage the services of an independent certified public accountant to conduct an annual audit of the financial affairs of the Corporation. The results of such annual audit and the certified financial statements prepared pursuant thereto shall be made available upon request to any member having voting rights.

Section 12.06. Method of Accounting. The Corporation’s accounting records shall be maintained on the accrual basis beginning with the fiscal year commencing October 1, 1973.